CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated November 4, 2002 on the Growth Portfolio, Growth & Income Portfolio and Income Portfolio, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-66088 and 811-7878) of Dreyfus LifeTime Portfolios, Inc.



                                        ERNST & YOUNG LLP


New York, New York
January 27, 2003